Exhibit 99.1

Mulberry Industries, Ramaco Resources Announce the Entry into a Non-Binding Memorandum of Understanding that aims to Strengthen Domestic Rare Earth & Permanent Magnet Supply Chain

NORCROSS, GA and LEXINGTON, KY – Mulberry Industries, a Georgia-based vertically integrated manufacturer of high-performance permanent magnets and advanced electrical systems, and Ramaco Resources, (NASDAQ: METC, METCB) (“Ramaco”) a leading developer of critical minerals and rare earth elements at its Brook Mine in Wyoming, today announce that they have entered into a non-binding memorandum of understanding (“MOU”) to negotiate an offtake partnership that will bolster America’s domestic rare earth and permanent magnet supply chain.

Under the MOU, Ramaco Resources will negotiate an agreement to provide Mulberry Industries, on a non-exclusive basis, with a supply of customized oxide blends that include the rare earth elements samarium, NdPr, yttrium, gallium and Dy/Tb. Mulberry will use this domestic feedstock to bolster its existing 10-year rare earth stockpile to manufacture advanced permanent magnets at its facility in Georgia for customers across the defense, aerospace, automotive, and robotics industries.

“This Ramaco Resources partnership diversifies our rare earth sourcing so we can continue to scale quickly and ensure long-term supply chain freedom for our customers,” said Kevin Feng, CEO of Mulberry Industries. “By working with trusted partners like Ramaco Resources, we can establish a secure, ex-China supply chain for permanent magnets right here at home that strengthens America’s economic and national security.”

“Ramaco is proud to pursue a partnership with Mulberry Industries to supply domestically sourced rare earth oxide blends that underpin a resilient, ex China permanent magnet supply chain,” said Randall Atkins, Chairman and CEO of Ramaco Resources. “With mining at the Brook Mine in Wyoming commencing earlier this year and construction of a pilot plant now underway, we will be positioned to deliver reliable feedstock tailored to Mulberry’s advanced magnet manufacturing. Together, we seek to build a durable, transparent supply chain that helps U.S. innovators scale with confidence for the decade ahead.”

Mulberry Industries makes neodymium-iron (NdFeB), samarium-cobalt (SmCo), and aluminum-nickel-cobalt (AlNiCo) permanent magnets that are vital components for advanced technologies. Mulberry Industries is one of the only end-to-end producers in the West of SmCo magnets, which are essential for a variety of defense applications. For example, a single F-35 fighter jet contains about 50 pounds of SmCo magnets that are critical for flight control, targeting, and power systems.

Mulberry Industries has reported that its end-to-end production flow is 60% more streamlined than industry peers, enhancing speed and efficiency. This process incorporates a proprietary fifth-generation Grain Boundary Diffusion (GBD) technology that uses 30%–80% less heavy rare earths, which are costly and supply-constrained. The result is lighter, more powerful magnets for demanding aerospace and defense applications.

Ramaco Resources’ Brook Mine in Wyoming is America’s first new rare earth element and critical mineral mine in over seventy years and will be initially focused on the vertically integrated production of commercial oxides. Full-scale mining and construction of a pilot processing facility is underway at the Brook Mine near Sheridan, Wyoming.

This potential partnership aims to reduce the United States’ reliance on China, which currently controls most rare earth mining and over 90% of refining, metallization and magnet manufacturing.

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About Mulberry Industries

Mulberry Industries is a Georgia-based vertically integrated manufacturer of high-performance permanent magnets and advanced electrical systems. As America’s only end-to-end permanent magnet manufacturer, we source raw and rare earth materials, refine, and metalize them to produce permanent magnets that are essential for the defense, aerospace, automotive, and robotics industries – building towards a fully ex-China supply chain that strengthens America’s economic and national security.

About Ramaco Resources

Ramaco Resources, Inc. is a dual platform critical mineral company that is both an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia, and a developing producer of coal, rare earth and critical minerals in Wyoming. The Company’s executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth development near Sheridan, Wyoming in the initial stages of production.

In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company currently operates a carbon research and pilot facility related to the development and production of advanced carbon products and materials derived from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

Contacts:

Ann Artz, Mulberry Industries
 pr@mulberryindustries.com

Jason Fannin, Ramaco Resources
Jason.Fannin@ramacometc.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully increase production at our existing met coal complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.